CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-182308 on Form N-1A of our report dated May 20, 2026, relating to the financial statements and financial highlights of First Trust Nasdaq Bank ETF, First Trust Nasdaq Food & Beverage ETF, First Trust Nasdaq Oil & Gas ETF, First Trust Nasdaq Pharmaceuticals ETF, First Trust Nasdaq Semiconductor ETF, First Trust Nasdaq Transportation ETF, First Trust S-Network E-Commerce ETF, Emerging Markets Equity Select ETF, First Trust S&P 500 Diversified Dividend Aristocrats ETF, First Trust SMID Capital Strength ETF, First Trust SMID Growth Strength ETF, First Trust S-Network Streaming & Gaming ETF, First Trust Balanced Income ETF, First Trust Bloomberg Shareholder Yield ETF, First Trust Indxx Medical Devices ETF, First Trust Bloomberg R&D Leaders ETF, and First Trust New Constructs Core Earnings Leaders ETF, each a series of First Trust Exchange-Traded Fund VI, appearing in Form N-CSR for First Trust Exchange-Traded Fund VI as of and for the year ended March 31, 2026, and to the references to us under the headings “Financial Highlights” in the Prospectuses and   “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 29, 2026